Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Fourth-Quarter and Full-Year 2022 Financial Results

January 25, 2023

•Fourth-quarter net earnings of $992 million, diluted EPS of $3.58, on $10.9 billion in revenue
•Full-year net earnings of $3.4 billion, diluted EPS of $12.19, on $39.4 billion in revenue
•Record-high backlog

RESTON, Va. – General Dynamics (NYSE: GD) today reported quarterly net earnings of $992 million, up 4.2% from the year-ago quarter, or $3.58 diluted earnings per share (EPS), up 5.6% from the year-ago quarter. Revenue of $10.9 billion was up 5.4% over the year-ago quarter.

For the full year, net earnings were $3.4 billion, up 4.1% from 2021, or $12.19 per diluted share, up 5.5% from 2021. Full-year revenue was $39.4 billion, a 2.4% increase from 2021. Operating margin was 11.3% for the quarter and 10.7% for the full year.

“We enjoyed a strong fourth quarter, capping a good 2022,” said Phebe N. Novakovic, chairman and chief executive officer. “We had good backlog growth, with robust demand at Gulfstream. Operating performance was solid, led by excellent execution at Combat Systems. We also had another very strong cash year.”

Cash
Net cash provided by operating activities in the quarter totaled $669 million. For the year, net cash provided by operating activities totaled a record-high $4.6 billion, or 135% of net earnings. During the year, the company reduced debt by $1 billion, invested $1.1 billion in capital expenditures, paid $1.4 billion in dividends, and used $1.2 billion to repurchase shares, ending 2022 with $1.2 billion in cash and equivalents on hand.

Backlog
Orders remained strong across the company with a consolidated book-to-bill ratio, defined as orders divided by revenue, of 1.2-to-1 for the quarter and 1.1-to-1 for the year. Backlog of $91.1 billion was the highest in the company’s history. In addition to backlog, estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $36.6 billion at year end. Total estimated contract value, the sum of all backlog components, was $127.7 billion at the end of the year.

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In the Aerospace segment, backlog grew in the quarter to $19.5 billion, up 19.8% from the year-ago quarter. Aerospace book-to-bill was 1.2-to-1 for the quarter and 1.5-to-1 for the year.

Significant awards in the quarter for the three defense segments included $5.1 billion from the U.S. Navy for Columbia-class submarine advance procurement, advance construction, submarine industrial base development, maintenance and support, and options totaling $585 million of additional potential contract value; an IDIQ contract from the U.S. Army with a maximum potential value of $580 million to develop and field adversarial electronic warfare threat systems and capabilities in support of the Army’s test and training communities; $535 million from the Navy for lead yard support, development studies and design efforts related to Virginia-class submarines, and options totaling $320 million of additional potential contract value; $320 million to upgrade Ulan tracked vehicles for Austria; $260 million for various munitions and ordnance; and $525 million for several key classified contracts and options.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $39.4 billion in revenue in 2022. More information is available at www.gd.com.

Certain statements in this press release, including any statements about the company’s future operational and financial performance, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter and full-year 2022 financial results conference call at 9 a.m. EST on Wednesday, January 25, 2023. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call and end on February 1, 2023. To hear a recording of the conference call by telephone, please call 1-800-770-2030; conference ID 4299949. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com. General Dynamics intends to supplement those charts on its website after its earnings call today to include information about 2023 guidance presented during the call.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended December 31		Variance
	2022	2021	$	%
Revenue	$10,851	$10,292	$559	5.4%
Operating costs and expenses	(9,624)	(9,106)	(518)
Operating earnings	1,227	1,186	41	3.5%
Other, net	69	39	30
Interest, net	(85)	(93)	8
Earnings before income tax	1,211	1,132	79	7.0%
Provision for income tax, net	(219)	(180)	(39)
Net earnings	$992	$952	$40	4.2%
Earnings per share—basic	$3.62	$3.42	$0.20	5.8%
Basic weighted average shares outstanding	274.0	278.3
Earnings per share—diluted	$3.58	$3.39	$0.19	5.6%
Diluted weighted average shares outstanding	277.2	280.6

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Year Ended December 31		Variance
	2022	2021	$	%
Revenue	$39,407	$38,469	$938	2.4%
Operating costs and expenses	(35,196)	(34,306)	(890)
Operating earnings	4,211	4,163	48	1.2%
Other, net	189	134	55
Interest, net	(364)	(424)	60
Earnings before income tax	4,036	3,873	163	4.2%
Provision for income tax, net	(646)	(616)	(30)
Net earnings	$3,390	$3,257	$133	4.1%
Earnings per share—basic	$12.31	$11.61	$0.70	6.0%
Basic weighted average shares outstanding	275.3	280.4
Earnings per share—diluted	$12.19	$11.55	$0.64	5.5%
Diluted weighted average shares outstanding	278.2	282.0

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended December 31		Variance
	2022	2021	$	%
Revenue:
Aerospace	$2,450	$2,560	$(110)	(4.3)%
Marine Systems	2,969	2,870	99	3.4%
Combat Systems	2,179	1,887	292	15.5%
Technologies	3,253	2,975	278	9.3%
Total	$10,851	$10,292	$559	5.4%
Operating earnings:
Aerospace	$337	$354	$(17)	(4.8)%
Marine Systems	237	235	2	0.9%
Combat Systems	332	281	51	18.1%
Technologies	340	334	6	1.8%
Corporate	(19)	(18)	(1)	(5.6)%
Total	$1,227	$1,186	$41	3.5%
Operating margin:
Aerospace	13.8%	13.8%
Marine Systems	8.0%	8.2%
Combat Systems	15.2%	14.9%
Technologies	10.5%	11.2%
Total	11.3%	11.5%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31		Variance
	2022	2021	$	%
Revenue:
Aerospace	$8,567	$8,135	$432	5.3%
Marine Systems	11,040	10,526	514	4.9%
Combat Systems	7,308	7,351	(43)	(0.6)%
Technologies	12,492	12,457	35	0.3%
Total	$39,407	$38,469	$938	2.4%
Operating earnings:
Aerospace	$1,130	$1,031	$99	9.6%
Marine Systems	897	874	23	2.6%
Combat Systems	1,075	1,067	8	0.7%
Technologies	1,227	1,275	(48)	(3.8)%
Corporate	(118)	(84)	(34)	(40.5)%
Total	$4,211	$4,163	$48	1.2%
Operating margin:
Aerospace	13.2%	12.7%
Marine Systems	8.1%	8.3%
Combat Systems	14.7%	14.5%
Technologies	9.8%	10.2%
Total	10.7%	10.8%

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and equivalents	$1,242	$1,603
Accounts receivable	3,008	3,041
Unbilled receivables	8,795	8,498
Inventories	6,322	5,340
Other current assets	1,696	1,505
Total current assets	21,063	19,987
Noncurrent assets:
Property, plant and equipment, net	5,900	5,417
Intangible assets, net	1,824	1,978
Goodwill	20,334	20,098
Other assets	2,464	2,593
Total noncurrent assets	30,522	30,086
Total assets	$51,585	$50,073
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,253	$1,005
Accounts payable	3,398	3,167
Customer advances and deposits	7,436	6,266
Other current liabilities	3,254	3,540
Total current liabilities	15,341	13,978
Noncurrent liabilities:
Long-term debt	9,243	10,490
Other liabilities	8,433	7,964
Total noncurrent liabilities	17,676	18,454
Shareholders’ equity:
Common stock	482	482
Surplus	3,556	3,278
Retained earnings	37,403	35,420
Treasury stock	(20,721)	(19,619)
Accumulated other comprehensive loss	(2,152)	(1,920)
Total shareholders’ equity	18,568	17,641
Total liabilities and shareholders’ equity	$51,585	$50,073

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31
	2022	2021
Cash flows from operating activities—continuing operations:
Net earnings	$3,390	$3,257
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	586	568
Amortization of intangible and finance lease right-of-use assets	298	322
Equity-based compensation expense	165	126
Deferred income tax benefit	(178)	(66)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	46	138
Unbilled receivables	(256)	(410)
Inventories	(980)	405
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	224	194
Customer advances and deposits	2,082	354
Income taxes payable	(436)	(45)
Other, net	(362)	(572)
Net cash provided by operating activities	4,579	4,271
Cash flows from investing activities:
Capital expenditures	(1,114)	(887)
Other, net	(375)	5
Net cash used by investing activities	(1,489)	(882)
Cash flows from financing activities:
Dividends paid	(1,369)	(1,315)
Purchases of common stock	(1,229)	(1,828)
Repayment of fixed-rate notes	(1,000)	(2,500)
Proceeds from commercial paper, gross (maturities greater than 3 months)	—	1,997
Repayment of commercial paper, gross (maturities greater than 3 months)	—	(1,997)
Proceeds from fixed-rate notes	—	1,497
Repayment of floating-rate notes	—	(500)
Other, net	127	56
Net cash used by financing activities	(3,471)	(4,590)
Net cash provided (used) by discontinued operations	20	(20)
Net decrease in cash and equivalents	(361)	(1,221)
Cash and equivalents at beginning of year	1,603	2,824
Cash and equivalents at end of year	$1,242	$1,603

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EXHIBIT G
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	December 31, 2022	December 31, 2021
Debt-to-equity (a)	56.5%	65.2%
Book value per share (b)	$67.66	$63.54
Shares outstanding	274,411,106	277,620,943

	Fourth Quarter		Twelve Months
	2022	2021	2022	2021
Income tax payments, net	$478	$238	$1,245	$740
Company-sponsored research and development (c)	$119	$120	$480	$415
Return on sales (d)	9.1%	9.2%	8.6%	8.5%
Return on equity (e)			19.0%	20.4%

Non-GAAP Financial Measures:
	Fourth Quarter		Twelve Months
	2022	2021	2022	2021
Free cash flow:
Net cash provided by operating activities	$669	$1,682	$4,579	$4,271
Capital expenditures	(494)	(385)	(1,114)	(887)
Free cash flow (f)	$175	$1,297	$3,465	$3,384

Return on invested capital:
Net earnings			$3,390	$3,257
After-tax interest expense			309	340
After-tax amortization expense			235	254
Net operating profit after taxes			3,934	3,851
Average invested capital			31,260	32,270
Return on invested capital (g)			12.6%	11.9%

	December 31, 2022	December 31, 2021
Net debt:
Total debt	$10,496	$11,495
Less cash and equivalents	1,242	1,603
Net debt (h)	$9,254	$9,892
Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

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EXHIBIT G (Cont.)
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of year end.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of year end.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.
(e)Return on equity is calculated by dividing net earnings by our average total equity during the year. Average total equity is calculated using the total equity balance at the end of the preceding year and the total equity balances at the end of each of the four quarters of the year presented.

(f)We define free cash flow as net cash provided by operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(g)We believe return on invested capital (ROIC) is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as net earnings plus after-tax interest and amortization expense, calculated using the statutory federal income tax rate. Average invested capital is defined as the sum of the average debt and average shareholders’ equity excluding accumulated other comprehensive loss. Average debt and average shareholders’ equity excluding accumulated other comprehensive loss are calculated using the respective balances at the end of the preceding year and the respective balances at the end of each of the four quarters of the year presented. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance.

(h)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Fourth Quarter 2022:
Aerospace	$19,077	$439	$19,516	$685	$20,201
Marine Systems	26,246	19,453	45,699	3,672	49,371
Combat Systems	12,726	525	13,251	5,364	18,615
Technologies	9,100	3,571	12,671	26,889	39,560
Total	$67,149	$23,988	$91,137	$36,610	$127,747
Third Quarter 2022:
Aerospace	$18,536	$516	$19,052	$773	$19,825
Marine Systems	26,966	15,273	42,239	3,263	45,502
Combat Systems	13,305	534	13,839	5,754	19,593
Technologies	10,130	3,573	13,703	27,162	40,865
Total	$68,937	$19,896	$88,833	$36,952	$125,785
Fourth Quarter 2021:
Aerospace	$15,878	$415	$16,293	$1,657	$17,950
Marine Systems	23,678	21,177	44,855	4,271	49,126
Combat Systems	12,584	509	13,093	6,936	20,029
Technologies	9,005	4,348	13,353	26,997	40,350
Total	$61,145	$26,449	$87,594	$39,861	$127,455

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$85,732
$82,669
$81,520
$89,489
$89,581
$89,247
$88,098
$87,594
$87,234
$87,630
$88,833
$91,137
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$20,000
$15,000
$10,000
$5,000
$0
$16,293
$17,615
$18,786
$19,052
$19,516
4Q21
1Q22
2Q22
3Q22
4Q22

MARINE SYSTEMS
$60,000
$45,000
$30,000
$15,000
$0
$44,855
$42,914
$41,838
$42,239
$45,699
4Q21
1Q22
2Q22
3Q22
4Q22

COMBAT SYSTEMS

$20,000
$15,000
$10,000
$5,000
$0
$13,093
$13,059
$13,438
$13,839
$13,251
4Q21
1Q22
2Q22
3Q22
4Q22

TECHNOLOGIES
$20,000
$15,000
$10,000
$5,000
$0
$13,353
$13,646
$13,568
$13,703
$12,671
4Q21
1Q22
2Q22
3Q22
4Q22

Funded Backlog	Unfunded Backlog

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EXHIBIT I
FOURTH QUARTER 2022 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the fourth quarter of 2022:
Marine Systems:
•$5.1 billion from the U.S. Navy for the Columbia-class submarine program for advance procurement and advance construction of critical components and material to support follow-on submarines, efforts to support continuous missile tube production, enhancements to develop the submarine industrial base, and sustained class maintenance and support. The award also includes options totaling $585 of additional potential contract value.
•$535 from the Navy for lead yard support, development studies and design efforts related to Virginia-class submarines and options totaling $320 of additional potential contract value.
•$90 from the Navy to provide ongoing planning yard services for the Arleigh Burke-class (DDG-51) guided-missile destroyer program.
•$75 from the Navy for maintenance and modernization work on the USS Bainbridge, a DDG-51.
•$75 from the Navy for advanced nuclear plant studies (ANPS) in support of the Columbia-class submarine program.
•$55 from the Navy for planning and execution of the post-delivery work period for the USS Montana, a Virginia-class submarine.
Combat Systems:
•$320 to upgrade Ulan tracked vehicles for Austria.
•$260 for various munitions and ordnance.
•$180 from the U.S. Army to upgrade Abrams main battle tanks to the system enhancement package version 3 (SEPv3) configuration.
•$100 from the Army to produce Stryker maneuver short-range air defense (M-SHORAD) vehicles.
•$75 to produce Eagle wheeled combat vehicles for Luxembourg.
Technologies:
•An indefinite delivery, indefinite quantity (IDIQ) contract from the Army to develop and field adversarial electronic warfare threat systems and capabilities in support of the Army’s test and training communities. The contract has a maximum potential value of $580.
•$525 for several key classified contracts.
•$150 supercomputing, cybersecurity and software development contract for the Alabama Supercomputer Authority (ASA).
•$110 from the Army to provide hardware and software field support and associated logistics, sustainment and maintenance services.
•$95 from the Army for computing and communications equipment under the Common Hardware Systems-5 program.
•A contract from the Defense Health Agency (DHA) to support the Traumatic Brain Injury Center of Excellence (TBICoE). The contract has a maximum potential value of $85.
•$70 from the U.S. Space Force to provide sustainment services for the Mobile User Objective System (MUOS) satellite communications system.
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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	Fourth Quarter		Twelve Months
	2022	2021	2022	2021
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	30	35	96	103
Mid-cabin aircraft	8	4	24	16
Total	38	39	120	119

Aerospace Book-to-Bill:
Orders*	$2,973	$4,337	$12,573	$13,333
Revenue	2,450	2,560	8,567	8,135
Book-to-Bill Ratio	1.21x	1.69x	1.47x	1.64x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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